Exhibit 99.1

NEWS

For Immediate Release

For additional information contact:

Marty Schwenner

Vice President, Chief Financial Officer

Magnetek, Inc.

262-703-4282

mschwenner@magnetek.com

Magnetek, Inc. Investor Files Statement on Schedule 13D

Menomonee Falls, Wis., December 8, 2008 —Magnetek, Inc. (“Magnetek” or the “Company”) (NYSE: MAG) became aware that one of its investors, Riley Investment Management LLC (“RIM”), Los Angeles, Cal., has filed a Statement on Schedule 13D with the Securities and Exchange Commission. The Schedule 13D references a letter sent by RIM on December 3, 2008, to Magnetek’s Board of Directors suggesting that the Board should commence a process to sell the Company. RIM also requested the Board to appoint a representative of RIM to the Board. The Board will consider RIM’s suggestions in due course.

Magnetek, Inc. manufactures digital power and motion control systems used in material handling, people moving and energy delivery.  The Company is headquartered in Menomonee Falls, Wis. in the greater Milwaukee area and operates manufacturing facilities in Pittsburgh, Pa., Canonsburg, Pa. and Mississauga, Ontario, Canada as well as Menomonee Falls. On August 13, 2008, the Company reported revenues of $100 million for its 2008 fiscal year, which ended June 29, 2008.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the Company’s expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. Other factors that could cause actual results to differ materially from expectations are described in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.